UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TEEKAY LNG PARTNERS L.P.

(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS	98-0454169
(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4th Floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Series A Cumulative Redeemable Perpetual Preferred Units, representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-197479

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 9.00% Series A Cumulative Redeemable Perpetual Preferred Units, representing limited partner interests in Teekay LNG Partners L.P. (the “Registrant”), is set forth under the captions “Summary,” “Description of Series A Preferred Units,” “The Partnership Agreement,” “Material United States Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus supplement filed by the Registrant on September 30, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement will constitute a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-197479) (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on July 17, 2014. Such prospectus supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

1.1	Certificate of Limited Partnership of Teekay LNG Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-120727), filed with the SEC on
November 24, 2004.

4.1	Second Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P. dated as of October 5, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 5, 2016

TEEKAY LNG PARTNERS L.P.

By:	Teekay GP L.L.C., its General Partner

By	/s/ Peter Evensen
Name:	Peter Evensen
Title:	Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Certificate of Limited Partnership of Teekay LNG Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-120727), filed with the SEC on
November 24, 2004.

4.1	Second Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P. dated as of October 5, 2016.